OfficeMax Contacts

Mike Steele               Tony Giuliano

630 864 6826             630 864 6800

For Immediate Release: October 27, 2011

OFFICEMAX REPORTS THIRD QUARTER 2011 FINANCIAL RESULTS

Naperville, Ill. – OfficeMax® Incorporated (NYSE:OMX), a leader in office supplies, technology and services, today announced the results for its fiscal third quarter ended September 24, 2011. Total sales were $1,774.8 million in the third quarter of 2011, a decrease of 2.1% from the third quarter of 2010. For the third quarter of 2011, OfficeMax reported net income available to OfficeMax common shareholders of $21.5 million, or $0.25 per diluted share, compared to $20.0 million, or $0.23 per diluted share, in the third quarter of 2010.

“In the quarter, we maintained our profit margins in a tough economic climate and a soft Back-to-School season,” said Ravi Saligram, President and CEO of OfficeMax. “With our new senior management team largely in place, we remain focused on driving operational efficiencies as we position the company for long-term growth.”

Consolidated Results

(in millions, except per-share amounts)	3Q11	3Q10	YTD11	YTD10
Sales	$1,774.8	$1,813.4	$5,285.4	$5,383.8
Sales decline (from prior year period)	-2.1%		-1.8%
Gross profit	$459.7	$470.4	$1,359.2	$1,403.6
Gross profit margin	25.9%	25.9%	25.7%	26.1%
Operating income	$41.3	$40.9	$73.9	$118.4
Adjusted operating income*	$41.3	$40.9	$87.8	$129.7
Adjusted operating income margin*	2.3%	2.3%	1.7%	2.4%
Adjusted diluted income per common share*	$0.25	$0.23	$0.45	$0.73

*	There were no adjustments for 3Q11 or 3Q10.

Adjusted operating income and adjusted diluted income per share are non-GAAP financial measures that exclude the effect of certain charges and income described in the footnotes to the accompanying financial statements. A reconciliation to the company’s GAAP financial results is included in this press release.

Contract Segment Results

(in millions)	3Q11	3Q10	YTD11	YTD10
Sales	$883.3	$877.3	$2,689.3	$2,720.8
Sales growth or decrease (from prior year period)	0.7%		-1.2%
Gross profit margin	22.7%	22.8%	22.4%	22.7%
Segment income margin	2.6%	2.2%	1.8%	2.7%

Contract segment sales of $883.3 million in the third quarter of 2011 increased 0.7% (a decrease of 2.6% on a local currency basis) compared to the prior year period. This increase reflected a U.S. Contract operations sales decrease of 2.4% and an international Contract operations sales increase of 7.7% in U.S. dollars (a decrease of 3.0% on a local currency basis). The U.S. Contract sales decline in the third quarter primarily reflects weaker sales to existing corporate accounts, partially offset by sales to new customers exceeding lost sales to former customers. Both U.S. and International Contract operations showed improvements in the rates of sales declines on a local currency basis compared to the prior quarter.

As a result of increased delivery expense due to higher fuel costs, Contract segment gross profit margin decreased slightly to 22.7% in the third quarter of 2011 from 22.8% in the third quarter of 2010. Contract segment operating, selling and general and administrative expenses as a percentage of sales decreased to 20.1% in the third quarter of 2011 from 20.6% in the third quarter of 2010 primarily due to lower incentive compensation expense. Contract segment income was $23.3 million, or 2.6% of sales, in the third quarter of 2011 compared to $19.5 million, or 2.2% of sales, in the third quarter of 2010.

Retail Segment Results

(in millions)	3Q11	3Q10	YTD11	YTD10
Sales	$891.5	$936.1	$2,596.1	$2,663.0
Same-store sales decrease (from prior year period)	-4.3%		-2.1%
Gross profit margin	29.0%	28.9%	29.2%	29.5%
Segment income margin	3.2%	3.5%	2.4%	3.2%

Retail segment sales decreased 4.8% to $891.5 million in the third quarter of 2011 compared to the third quarter of 2010, reflecting a same-store sales decrease of 4.3%. A decline in same-store sales in the U.S. was partially offset by stronger same-store sales in Mexico.

Retail segment gross profit margin increased to 29.0% in the third quarter of 2011 from 28.9% in the third quarter of 2010 primarily due to increased product margins, partially offset by deleveraging of occupancy costs. Retail segment operating, selling and general and administrative expenses as a percentage of sales were 25.8% in the third quarter of 2011 compared with 25.4% in the third quarter of 2010 primarily due to deleveraging of store payroll and favorable sales/use tax settlements in third quarter of 2010, which were partially offset by lower incentive compensation expense. Retail segment income was $28.5 million, or 3.2% of sales, in the third quarter of 2011 compared to $32.4 million, or 3.5% of sales, in the third quarter of 2010.

OfficeMax ended the third quarter of 2011 with a total of 983 Retail stores, consisting of 900 Retail stores in the U.S. and 83 Retail stores in Mexico. During the third quarter of 2011, OfficeMax opened four Retail stores in Mexico and closed four Retail stores in the U.S.

Corporate and Other Segment Results

The Corporate and Other segment includes support staff services and certain other expenses that are not fully allocated to the Retail and Contract segments. Corporate and Other segment operating, selling and general and administrative expenses was $10.5 million in the third quarter of 2011 compared to $11.0 million in the third quarter of 2010.

Balance Sheet and Cash Flow

As of September 24, 2011 OfficeMax had total debt of $270.0 million, excluding $1,470.0 million of non-recourse debt related to timber securitization notes that have recourse limited to the timber installment notes receivable and related guarantees.

During the first nine months of 2011, OfficeMax generated $78.7 million of cash provided by operations. OfficeMax invested $13.4 million for capital expenditures in the third quarter of 2011 compared to $21.6 million in the third quarter of 2010.

Outlook

Bruce Besanko, EVP, Chief Financial Officer and Chief Administrative Officer of OfficeMax, said, “Sales trends remain soft, however, the domestic total company sales percentage decline in October, on a year-over-year basis, was slightly less than the percentage decline we experienced in the third quarter. We remain diligent on cost reductions and expense control as we manage through challenging sales results.”

Based on the current environment, OfficeMax anticipates that total company sales for the fourth quarter will be slightly higher than the fourth quarter of 2010, including the favorable impact of foreign currency translation and the benefit of the additional fiscal week in the fourth quarter. For the full year 2011, OfficeMax anticipates that total company sales will be slightly lower than the prior year, including the favorable impact of foreign currency translation and the benefit of a 53rd week. Additionally, OfficeMax anticipates that for both the fourth quarter and full year 2011, the adjusted operating income margin rate will be in line with the 1.7% rate for the first nine months of 2011.

The company’s outlook also includes the following assumptions for the full year 2011:

•	Capital expenditures of approximately $75 million, primarily related to IT, ecommerce, and infrastructure investments and upgrades

•	Depreciation & amortization of approximately $84-87 million

•	Pension expense of approximately $11 million and cash contributions to the frozen pension plans of approximately $4 million

•	Interest expense of approximately $73-74 million and interest income of approximately $44 million

•	An effective tax rate approximately in line with the effective tax rate in the first nine months of 2011

•	Cash flow from operations exceeding capital expenditures

•	A net reduction in Retail store count for the year with approximately 20 store closures in the U.S., two store closures in Mexico, and seven store openings in Mexico

Forward-Looking Statements

Certain statements made in this press release and other written or oral statements made by or on behalf of the company constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future. Management believes that these forward-looking statements are reasonable. However, the company cannot guarantee that the macroeconomy will perform within the assumptions underlying its projected outlook; that its initiatives will be successfully executed and produce the results underlying its expectations, due to the uncertainties inherent in new initiatives, including customer acceptance, unexpected expenses or challenges, or slower-than-expected results from initiatives; or that its actual results will be consistent with the forward-looking statements and you should not place undue reliance on them. These statements are based on current expectations and speak only as of the date they are made. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. Important factors regarding the company that may cause results to differ from expectations are included in the company’s Annual Report on Form 10-K for the year ended December 25, 2010, under Item 1A “Risk Factors”, and in the company’s other filings with the SEC.

Conference Call Information

OfficeMax will host a webcast and conference call with analysts and investors to review its third quarter 2011 financial results today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The live audio webcast of the conference call can be accessed via the Internet by visiting the OfficeMax website at investor.officemax.com. The webcast and a podcast will be archived and available online for one year following the call and will be posted on the “Presentations” page located within the “Investors” section of the OfficeMax website.

About OfficeMax

OfficeMax Incorporated (NYSE: OMX) is a leader in both business-to-business office products solutions and retail office products. The OfficeMax mission is simple. We help our customers do their best work. The company provides office supplies and paper, in-store print and document services through OfficeMax ImPress®, technology products and solutions, and furniture to businesses and individual consumers. OfficeMax customers are served by approximately 30,000 associates through direct sales, catalogs, e-commerce and nearly 1,000 stores. To find the nearest OfficeMax, call 1-877-OFFICEMAX. For more information, visit www.officemax.com.

All trademarks, service marks and trade names of OfficeMax Incorporated used herein are trademarks or registered trademarks of OfficeMax Incorporated. Any other product or company names mentioned herein are the trademarks of their respective owners.

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OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(thousands)

	September 24, 2011	December 25, 2010
ASSETS
Current assets:
Cash and cash equivalents	$485,426	$462,326
Receivables, net	568,055	546,885
Inventories	765,353	846,463
Deferred income taxes and receivables	74,085	99,613
Other current assets	58,077	58,999

Total current assets	1,950,996	2,014,286

Property and equipment:
Property and equipment	1,298,108	1,346,558
Accumulated depreciation	(924,341)	(949,269)

Property and equipment, net	373,767	397,289

Intangible assets, net	81,700	83,231
Timber notes receivable	899,250	899,250
Deferred income taxes	290,468	284,529
Other non-current assets	406,800	400,344

Total assets	$4,002,981	$4,078,929

LIABILITIES AND EQUITY
Current liabilities:
Current portion of debt	$39,195	$4,560
Accounts payable	627,453	686,106
Income taxes payable	1,365	11,055
Accrued liabilities and other	330,364	342,753

Total current liabilities	998,377	1,044,474

Long-term debt, less current portion	230,849	270,435
Non-recourse debt	1,470,000	1,470,000

Other long-term obligations:
Compensation and benefits	237,112	250,756
Other long-term liabilities	374,375	393,253

Total other long-term liabilities	611,487	644,009

Noncontrolling interest in joint venture	34,632	49,246

Shareholders' equity:
Preferred stock	29,264	30,901
Common stock	215,224	212,644
Additional paid-in capital	1,011,793	986,579
Accumulated deficit	(504,262)	(533,606)
Accumulated other comprehensive loss	(94,383)	(95,753)

Total shareholders' equity	657,636	600,765

Total liabilities and equity	$4,002,981	$4,078,929

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(thousands, except per-share amounts)

	Quarter Ended
	September 24,	September 25,
	2011	2010
Sales	$1,774,767	$1,813,366
Cost of goods sold and occupancy costs	1,315,106	1,342,944

Gross profit	459,661	470,422
Operating, selling and general and administrative expenses	418,365	429,498

Operating income	41,296	40,924

Other income (expense):
Interest expense	(17,827)	(18,444)
Interest income	10,984	10,646
Other income (expense), net	173	(23)

	(6,670)	(7,821)

Pre-tax income	34,626	33,103
Income tax expense	(11,167)	(11,678)

Net income attributable to OfficeMax and noncontrolling interest	23,459	21,425
Joint venture results attributable to noncontrolling interest	(1,426)	(886)

Net income attributable to OfficeMax	22,033	20,539
Preferred dividends	(515)	(573)

Net income available to OfficeMax common shareholders	$21,518	$19,966

Basic income per common share:	$0.25	$0.23

Diluted income per common share:	$0.25	$0.23

Weighted Average Shares
Basic	86,033	85,014
Diluted	87,087	86,543

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(thousands, except per-share amounts)

	Nine Months Ended
	September 24,	September 25,
	2011	2010
Sales	$5,285,384	$5,383,794
Cost of goods sold and occupancy costs	3,926,148	3,980,171

Gross profit	1,359,236	1,403,623
Operating expenses:
Operating, selling and general and administrative expenses	1,271,391	1,273,886
Other operating expenses, net (a)	13,916	11,348

Total operating expenses	1,285,307	1,285,234

Operating income	73,929	118,389

Other income (expense):
Interest expense	(54,721)	(55,132)
Interest income	32,913	31,850
Other income (expense), net	307	(57)

	(21,501)	(23,339)

Pre-tax income	52,428	95,050
Income tax expense	(17,837)	(34,374)

Net income attributable to OfficeMax and noncontrolling interest	34,591	60,676
Joint venture results attributable to noncontrolling interest	(3,113)	(2,249)

Net income attributable to OfficeMax	31,478	58,427
Preferred dividends	(1,614)	(1,921)

Net income available to OfficeMax common shareholders	$29,864	$56,506

Basic income per common share:	$0.35	$0.67

Diluted income per common share:	$0.34	$0.65

Weighted Average Shares
Basic	85,793	84,865
Diluted	86,878	86,442

(a) The first nine months of 2011 and 2010 include charges recorded in our Retail segment related to store closures in the U.S. of $5.6 million and $14.4 million, respectively, which reduced net income available to OfficeMax common shareholders by $3.4 million and $8.9 million, or $0.04 and $0.10 per diluted share for 2011 and 2010, respectively. The first nine months of 2011 and 2010 also include severance charges of $8.3 million in 2011 ($8.0 million in Contract and $0.3 million in Retail) related to reorganizations in Canada, Australia and the U.S. sales and supply chain organizations and $0.8 million in the first quarter of 2010 related to a reorganization of U.S. customer service operations. The effect of these items reduced net income by $5.6 million and $0.5 million, or $0.07 and $0.01 per diluted share, for the first nine months of 2011 and 2010, respectively. Finally, the first nine months of 2010 also include income of $3.9 million related to the adjustment of a reserve associated with our legacy building materials manufacturing facility near Elma, Washington due to an agreement with the lessor to terminate the lease. This item increased net income by $2.4 million, or $0.03 per diluted share, for the first nine months of 2010.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(thousands)

	Nine Months Ended
	September 24, 2011	September 25, 2010
Cash provided by operations:
Net income attributable to OfficeMax and noncontrolling interest	$34,591	$60,676
Items in net income not using cash:
Depreciation and amortization	63,759	76,586
Other	13,467	7,044
Changes in operating assets and liabilities:
Receivables	(14,707)	4,002
Inventory	77,249	48,227
Accounts payable and accrued liabilities	(76,980)	(50,850)
Income taxes and other	(18,636)	10,293

Cash provided by operations	78,743	155,978

Cash used for investment:
Expenditures for property and equipment	(41,549)	(50,153)
Proceeds from sale of assets	169	1,607

Cash used for investment	(41,380)	(48,546)

Cash used for financing:
Cash dividends paid	(2,224)	(2,575)
Changes in debt, net	(5,134)	(3,341)
Other	(3,922)	(1,756)

Cash used for financing	(11,280)	(7,672)

Effect of exchange rates on cash and cash equivalents	(2,983)	1,606
Increase in cash and cash equivalents	23,100	101,366
Cash and cash equivalents at beginning of period	462,326	486,570

Cash and cash equivalents at end of period	$485,426	$587,936

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

NON-GAAP RECONCILIATION

(unaudited)

(millions, except per-share amounts)

	Nine Months Ended
	September 24, 2011			September 25, 2010
	As		As	As		As
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Sales	$5,285.4	$—	$5,285.4	$5,383.8	$—	$5,383.8
Cost of goods sold and occupancy costs	3,926.2	—	3,926.2	3,980.2	—	3,980.2

Gross profit	1,359.2	—	1,359.2	1,403.6	—	1,403.6
Operating expenses:
Operating, selling and general and administrative expenses	1,271.4	—	1,271.4	1,273.9	—	1,273.9
Other operating expenses, net (a)	13.9	(13.9)	—	11.3	(11.3)	—

Total operating expenses	1,285.3	(13.9)	1,271.4	1,285.2	(11.3)	1,273.9
Operating income	73.9	13.9	87.8	118.4	11.3	129.7

Other income (expense):
Interest expense	(54.7)	—	(54.7)	(55.1)	—	(55.1)
Interest income	32.9	—	32.9	31.9	—	31.9
Other income (expense), net	0.3	—	0.3	(0.1)	—	(0.1)

	(21.5)	—	(21.5)	(23.3)	—	(23.3)

Pre-tax income	52.4	13.9	66.3	95.1	11.3	106.4
Income tax expense	(17.8)	(4.9)	(22.7)	(34.4)	(4.3)	(38.7)

Net income attributable to OfficeMax and noncontrolling interest	34.6	9.0	43.6	60.7	7.0	67.7
Joint venture results attributable to noncontrolling interest	(3.1)	—	(3.1)	(2.3)		(2.3)

Net income attributable to OfficeMax	31.5	9.0	40.5	58.4	7.0	65.4
Preferred dividends	(1.6)	—	(1.6)	(1.9)	—	(1.9)

Net income available to OfficeMax common shareholders	$29.9	$9.0	$38.9	$56.5	$7.0	$63.5

Basic income per common share:	$0.35	$0.10	$0.45	$0.67	$0.08	$0.75

Diluted income per common share:	$0.34	$0.11	$0.45	$0.65	$0.08	$0.73

Weighted Average Shares
Basic	85,793		85,793	84,865		84,865
Diluted	86,878		86,878	86,442		86,442

(a)	The first nine months of 2011 and 2010 include charges recorded in our Retail segment related to store closures in the U.S. of $5.6 million and $14.4 million, respectively, which reduced net income available to OfficeMax common shareholders by $3.4 million and $8.9 million, or $0.04 and $0.10 per diluted share for 2011 and 2010, respectively. The first nine months of 2011 and 2010 also include severance charges of $8.3 million in 2011 ($8.0 million in Contract and $0.3 million in Retail) related to reorganizations in Canada, Australia and the U.S. sales and supply chain organizations and $0.8 million in the first quarter of 2010 related to a reorganization of U.S. customer service operations. The effect of these items reduced net income by $5.6 million and $0.5 million, or $0.07 and $0.01 per diluted share, for the first nine months of 2011 and 2010, respectively. Finally, the first nine months of 2010 also include income of $3.9 million related to the adjustment of a reserve associated with our legacy building materials manufacturing facility near Elma, Washington due to an agreement with the lessor to terminate the lease. This item increased net income by $2.4 million, or $0.03 per diluted share, for the first nine months of 2010.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONTRACT SEGMENT STATEMENTS OF OPERATIONS

(unaudited)

(millions, except per-share amounts)

	Quarter Ended
	September 24,		September 25,
	2011		2010
Sales	$883.3		$877.3
Gross profit	200.9	22.7%	199.9	22.8%
Operating, selling and general and administrative expenses	177.6	20.1%	180.4	20.6%

Segment income	$23.3	2.6%	$19.5	2.2%

	Nine Months Ended
	September 24,		September 25,
	2011		2010
Sales	$2,689.3		$2,720.8
Gross profit	602.3	22.4%	618.3	22.7%
Operating, selling and general and administrative expenses	552.6	20.6%	545.7	20.0%

Segment income	$49.7	1.8%	$72.6	2.7%

Other operating expenses	8.0	0.3%	0.8	0.1%

Operating income	$41.7	1.5%	$71.8	2.6%

Note: Management evaluates the segments’ performances using segment income which is based on operating income after eliminating the effect of certain operating items that are not indicative of our core operations such as severances, facility closures and adjustments, and asset impairments. These certain operating items are reported on the other operating expenses line in the Consolidated Statements of Operations.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

RETAIL SEGMENT STATEMENTS OF OPERATIONS

(unaudited)

(millions, except per-share amounts)

	Quarter Ended
	September 24,		September 25,
	2011		2010
Sales	$891.5		$936.1
Gross profit	258.8	29.0%	270.5	28.9%
Operating, selling and general and administrative expenses	230.3	25.8%	238.1	25.4%

Segment income	$28.5	3.2%	$32.4	3.5%

	Nine Months Ended
	September 24,		September 25,
	2011		2010
Sales	$2,596.1		$2,663.0
Gross profit	756.9	29.2%	785.3	29.5%
Operating, selling and general and administrative expenses	694.8	26.8%	700.2	26.3%

Segment income	$62.1	2.4%	$85.1	3.2%

Other operating expenses	5.9	0.2%	14.4	0.5%

Operating income	$56.2	2.2%	$70.7	2.7%

Note: Management evaluates the segments’ performances using segment income which is based on operating income after eliminating the effect of certain operating items that are not indicative of our core operations such as severances, facility closures and adjustments, and asset impairments. These certain operating items are reported on the other operating expenses line in the Consolidated Statements of Operations.

Reconciliation of non-GAAP Measures to GAAP Measures

In addition to assessing our operating performance as reported under U.S. generally accepted accounting principles (GAAP), we evaluate our results of operations before non-operating legacy items and operating items that are not indicative of our core operating activities such as severance, facility closure and adjustments, and asset impairments. We believe our presentation of financial measures before, or excluding, these items, which are non-GAAP measures, enhances our investors’ overall understanding of our recurring operational performance and provides useful information to both investors and management to evaluate the ongoing operations and prospects of OfficeMax by providing better comparisons. Whenever we use non-GAAP financial measures, we designate these measures as “adjusted” and provide a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure. In the preceding tables, we reconcile our non-GAAP financial measures to our reported GAAP financial results for the first nine months of 2011 and 2010.

Although we believe the non-GAAP financial measures enhance an investor’s understanding of our performance, our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The non-GAAP financial measures we use may not be consistent with the presentation of similar companies in our industry. However, we present such non-GAAP financial measures in reporting our financial results to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what we believe to be our ongoing business operations.